UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2020

ARLO TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38618	38-4061754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3030 Orchard Parkway

San Jose, CA 95134

(Address, including zip code, of principal executive offices)

(408) 890-3900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 23, 2020, Christine Gorjanc informed Arlo Technologies, Inc. (the “Company”) that she will be retiring as the Chief Financial Officer, principal financial officer and principal accounting officer of the Company, effective June 15, 2020 (the “Retirement Date”).

(c) On April 23, 2020, the Board of Directors of the Company appointed Gordon Mattingly as the Company’s Chief Financial Officer, principal financial officer and principal accounting officer, effective as of the Retirement Date.

Mr. Mattingly, age 49, has served as the Company’s Senior Vice President, Finance since July 2018. From 2003 through June 2018, Mr. Mattingly held various financial roles with NETGEAR, Inc. and its affiliates, most recently serving as Vice President, Financial Planning & Analysis from August 2011 through June 2018, where he was responsible for overseeing forecasting and budgeting for NETGEAR, Inc.’s worldwide operations. Before joining NETGEAR, Inc., Mr. Mattingly held various European finance positions within U.S. technology companies such as RealNetworks, Inc., International Business Machines Corporation and Tivoli Systems Inc. Mr. Mattingly began his career in finance with the London audit firm of Mazars Group, where he specialized in audits at Lloyd’s of London and qualified as a member of the Institute of Chartered Accountants in England and Wales. Mr. Mattingly also qualified in 2013 as a member of the Chartered Institute of Taxation. Mr. Mattingly received a BSc in Economics and Accountancy from the University of Southampton.

In connection with his appointment as the Company’s Chief Financial Officer, the Company entered into a confirmatory employment letter (the “Employment Agreement”) with Mr. Mattingly, that will become effective on the Retirement Date. Pursuant to the Employment Agreement, Mr. Mattingly will receive an annual base salary of $383,000 and is eligible to receive an annual target bonus of 70% of his annual base salary. Mr. Mattingly will also continue to be eligible to participate in the Company’s equity compensation plans and employee benefit plans available to other employees of the Company. The Company also expects that it will enter into an updated change in control and severance agreement consistent with Mr. Mattingly’s new role of Chief Financial Officer.

There is no arrangement or understanding between Mr. Mattingly and any other person pursuant to which he was selected as an officer of the Company, and there are no family relationships between Mr. Mattingly and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Mattingly has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

The foregoing description of the terms of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 28, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLO TECHNOLOGIES, INC.

Dated: April 29, 2020	By:	/s/ Matthew McRae
Matthew McRae
Chief Executive Officer